Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction:
On June 24, 2021, ION Acquisition Corp 2 Ltd., a Cayman Islands exempted company (“ION”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inspire Merger Sub 1, Inc., a Delaware corporation and a direct, wholly owned subsidiary of ION (“Merger Sub 1”). The following unaudited pro forma condensed combined financial statements are provided to aid you in your analysis of the financial aspects of the consummation of the Merger and the PIPE Investment (collectively referred to as the “Transaction”).
The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and should be read in conjunction with the accompanying notes. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the transactions described in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information presents the pro forma effects of the acquisition of Innovid Inc. (“Innovid”) by ION and other agreements entered into as part of the Merger Agreement, as though such transactions occurred on January 1, 2020.
ION was incorporated on November 23, 2020 (inception) as a Cayman Islands exempted company and a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar transaction with one or more businesses. On December 1, 2020, the Founder Shares (an aggregate of 5,750,000 ION Class B Ordinary Shares) were sold to the Sponsor at a price of approximately $0.004 per share, for an aggregate price of $25,000. In January 2021, the Sponsor transferred 25,000 Founder Shares to each of Mr. Seligsohn, Ms. Gazit and Mr. Shemesh at their original purchase price. Prior to the initial investment in the company of $25,000 by the Sponsor, ION had no assets, tangible or intangible. In January 2021, ION effected a share capitalization of 575,000 shares and, as a result, there are 6,325,000 Founder Shares issued and outstanding. On February 16, 2021, ION completed its initial public offering of 25,300,000 ION Units, including the issuance of 3,300,000 ION Units as a result of the underwriters’ exercise in full of their over-allotment option (the “IPO”). Each ION Unit consists of one ION Class A Ordinary Share and one-eighth of one warrant, with each whole warrant entitling the holder thereof to purchase one ION Class A Ordinary Share for $11.50 per share. The ION Units were sold at a price of $10.00 per ION Unit, generating gross proceeds to ION of $253,000,000. In addition, prior to the closing of the IPO, ION completed the sale of the warrants exercisable for one ION Class A Ordinary Share at $11.50 per share (the “ION Warrants”) to ION Holdings 2, LP (the “Private Placement Warrants”) (7,060,000 warrants at a price of $1.00 per warrant) in a private placement to the Sponsor, generating gross proceeds of $7,060,000. A total of $253,000,000 of the net proceeds from the IPO and the Private Placement Warrants were deposited in a trust account (the “Trust Account”) established for the benefit of the holders of ION Class A Oridnary Shares sold in the IPO and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective transactions and continuing general and administrative expenses. The net proceeds deposited into the Trust Account remained on deposit in the Trust Account earning interest except those certain amounts withdrawn in order to pay tax obligations until the consummation of the Merger. As of September 30, 2021, there was approximately $253,000,000 held in the Trust Account.
Founded in 2007, Innovid is an independent software platform that provides critical technology infrastructure for the creation, delivery, and measurement of TV ads across connected TV (“CTV”), mobile TV and desktop TV environments. Innovid’s purpose-built CTV infrastructure platform is comprised of three key offerings: Ad Serving Solutions, Creative Personalization Solutions and Measurement Solutions. Innovid’s software-based platform provides an open technology infrastructure that tightly integrates with the highly fragmented advertising technology and media ecosystem including Demand Side Platforms (DSPs) such as The Trade Desk and Amobee; Supply Side Platforms (SSP) such as Magnite and Verizon Media; publishers such as Hulu and Peacock; and end user devices such as Amazon Fire and Samsung Smart TV. Innovid’s offering encompasses independent global ad serving, data-driven personalization, and new forms of measurement designed to connect all channels in a clean, comparable, and privacy-compliant manner.

The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical financial statements and related notes of ION and Innovid for the applicable periods included in this proxy statement/prospectus. The pro forma financial statements have been presented for information purposes only and are not necessarily indicative of what Innovid Corp.’s balance sheet or statement of operations actually would have been had the Transaction been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of Innovid Corp. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the Transaction.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the nine months ended September 30, 2021 present the pro forma effect of the Transaction as if the Closing occurred on January 1, 2020.
The unaudited pro forma condensed combined balance sheet combines the Innovid unaudited historical condensed consolidated balance sheet as of September 30, 2021 and the ION unaudited historical consolidated balance sheet as of September 30, 2021, giving effect to the Transaction as if it had been consummated on September 30, 2021.
We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the pro forma financial statements.
The unaudited pro forma condensed combined financial information has been prepared based on actual redemptions of 19,585,174 ION outstanding Public Shares for aggregate redemption payments of $195.9 million out of the trust account at a redemption price of $10.00 per share on the closing date of the transactions contemplated by the Merger Agreement.
Shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the 86,901,792 shares of Company Common Stock (as defined below) issued to Innovid’s stockholders, the 12,039,826 shares of common stock of ION, now Company Common Stock (after giving effect to the redemption of 19,585,174 shares of ION common stock ), and including the 20,000,000 shares of Company Common Stock issued in connection with the PIPE Transaction.
As a result of the Transaction, including the redemption of 19,585,174 shares of ION common stock, Innovid’s stockholders own approximately 73% of the common stock of the combined company, ION public stockholders own approximately 17% of the common stock of the combined company, and investors from the PIPE Transaction own approximately 10% of the common stock of the combined company, based on the number of shares of Company Common Stock outstanding as of September 30, 2021 (in each case, not giving effect to any shares issuable upon exercise of Innovid or ION Options).
Description of the Transaction
On June 24, 2021, ION, Innovid, Merger Sub 1 and Inspire Merger Sub 2, LLC (“Merger Sub 2”) entered into the Merger Agreement. On November 30, 2021, as contemplated by the Merger Agreement, ION consummated the merger transaction contemplated by the Merger Agreement pursuant to the following steps (the “Closing”):

•Merger Sub 1 merged with and into Innovid (the “First Merger”), the separate corporate existence of Merger Sub 1 ceased with Innovid continuing as the surviving corporation (the “Surviving Corporation”),
•immediately thereafter, the Surviving Corporation merged with and into Merger Sub 2 (collectively with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving entity and a direct wholly owned subsidiary of ION,
•ION changed its name to “Innovid Corp.” (the “Name Change”), pursuant to the terms and subject to the conditions set forth in the Merger Agreement, as more fully described elsewhere in the accompanying proxy statement/prospectus,

•prior to the consummation of the Mergers, ION was redomiciled (the “Domestication”) as a Delaware corporation in accordance with the Delaware General Corporation Law, the Cayman Islands Companies Act (As Revised) and the amended and restated memorandum and articles of association of ION (the “Cayman Constitutional Documents”), in connection with which ION effected a deregistration under the Companies Act and a domestication under Section 388 of the DGCL (by means of filing a certificate of corporate domestication with the Secretary of State of Delaware), and
•the other transactions contemplated by the Merger Agreement and documents related thereto were consummated.
In connection with the Mergers and the Name Change, Innovid Corp. (formally ION) issued (a) 86,901,792 shares of common stock, par value $0.0001 per share (“Company Common Stock”) to former equityholders of Innovid Inc. and (b) 20,000,000 shares of Company Common Stock to PIPE Investors (as defined below)
Pursuant to the Merger Agreement, immediately prior to the Domestication, pursuant to the Cayman Constitutional Documents, each ION Class B Ordinary Share, par value $0.0001 per share (each an “ION Class B Ordinary Share”) then issued and outstanding automatically converted into one ION Class A Ordinary Share, par value $0.0001 per share (each an “ION Class A Ordinary Share” together with the ION Class B Ordinary Shares, the “ION Shares”). Immediately following such conversion, upon the Domestication and the Mergers, (i) each issued and outstanding unit representing one (1) ION Class A Share and one-eighth (1/8) of the warrant to purchase one (1) ION Class A Share at a price of $11.50 per share (the “ION Warrants”) was automatically separated into the underlying ION Class A Share and one-eighth of an ION Warrant, (ii) each ION Class A Share issued and outstanding immediately prior to the Domestication was automatically converted into one share of Company Common Stock, (iii) each whole ION Warrant was automatically converted into a redeemable warrant exercisable for one share of Company Common Stock on the same terms as the ION Warrants (the “Public Warrants”), and (iv) each whole private placement warrant, exercisable for one ION Class A Share at $11.50 per share, issued and outstanding prior to the Domestication was automatically converted into a warrant exercisable for one share of Company Common Stock on the terms and subject to the conditions set forth in the applicable warrant agreement (the “Private Placement Warrants” and together with the Public Warrants, the “Company Warrants”). No fractional Company Warrants were issued upon separation of the ION Units.
As a result of the Mergers, among other things, the aggregate consideration to be received in respect of the Mergers by all of the stockholders and warrant holders of Innovid prior to the Closing was an aggregate of 86,901,792 shares of Innovid Corp. Common Stock. In addition, in connection with closing, ION purchased equity securities of Innovid Stockholders for an aggregate purchase price of $68.9 million (the “Secondary Sale Amount”).
The following summarizes the pro forma ownership of Innovid Corp. Common Stock following the Closing:

	Actual Redemptions
Equity Capitalization Summary (shares in thousands)	Shares	%
ION Shareholders(1)	12,039,826	10%
PIPE Investors(2)	20,000,000	17%
Innovid Equity Holders’ interests in ION(3)	86,901,792	73%
Total common stock in Innovid Corp.	118,941,618
__________________
(1)Excluding 4,200,000 shares of Innovid Corp. Common Stock purchased by affiliates of the Sponsor in connection with the PIPE Investment.
(2)Represents the PIPE Investment, including 4,200,000 shares of Innovid Corp. Common Stock purchased by affiliates of the Sponsor.
(3)Represents existing Innovid equity holders’ interest in shares of Innovid Corp. Common Stock.
Accounting Treatment for Transaction
The Transaction was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, ION was treated as the “acquired” company for accounting purposes and the Transaction was treated as the equivalent of Innovid issuing stock for the net assets of ION, accompanied by a recapitalization. The net assets of ION were stated at historical cost, with no goodwill or other intangible assets recorded. The public warrants and the private placement warrants of ION have been reported as liability-classified instruments that will be subsequently remeasured at fair value in future reporting periods, with changes in fair value recognized in earnings.
Innovid has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•Innovid’s existing equity holders will have the greatest voting interest in the combined entity;
•The largest individual minority equity holder of the combined entity is an existing equity holder of Innovid;
•Innovid’s directors will represent the majority Innovid Corp. board of directors;
•Innovid’s senior management will be the senior management of Innovid Corp.; and
•Innovid is the larger entity based on historical revenue and has the larger employee base.
The preponderance of evidence as described above is indicative that Innovid is the accounting acquiror in the Transaction.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2021
(in thousands, except stock and per stock amounts)

	Historical	Historical	Actual Redemptions
	ION	Innovid	Transaction Accounting Adjustments		Pro Forma Balance Sheet
ASSETS
CURRENT ASSETS
Cash and cash equivalents	184	14,472	253,043	(a)	162,992
			200,000	(b)
			(27,625)	(c)
			(12,375)	(d)
			(195,852)	(j)
			(68,855)	(h)
Trade receivables, net	—	34,223			34,223
Prepaid expenses and other current assets	526	1,966			2,492
Total current assets	710	50,661	148,336		199,707
NON-CURRENT ASSETS:
Cash and marketable securities held in Trust Account	253,043	—	(253,043)	(a)	—
Long-term lease and other deposit	—	317			317
Long-term restricted deposits	—	445			445
Property and equipment, net	—	3,298			3,298
Goodwill	—	4,555			4,555
Prepaid offering cost	—	3,269	(3,269)	(d)	—
Other non-current assets	—	607			607
Total non-current assets	253,043	12,491	(256,312)		9,222
TOTAL ASSETS	253,753	63,152	(107,976)		208,929
LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
CURRENT LIABILITIES:
Trade payables	—	2,564			2,564

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONT.)
As of September 30, 2021
(in thousands, except stock and per stock amounts)

	Historical	Historical	Actual Redemptions
	ION	Innovid	Transaction Accounting Adjustments		Pro Forma Balance Sheet
Employees and payroll accruals	—	6,861			6,861
Accrued expenses and other current liabilities	3,230	2,171	(3,230)	(d)	2,171
Accrued offering costs	319	—	(319)	(d)	—
Deferred offering cost accrual	—	2,406	(2,406)	(d)	—
Total current liabilities	3,549	14,002	(5,955)		11,596
NON-CURRENT LIABILITIES:
Long-term debt	—	6,000			6,000
Other non-current liabilities	—	2,854			2,854
Warrants liability	29,640	3,690	(3,690)	(i)	29,640
Deferred underwriting fee payable	8,855	—	(8,855)	(d)	—
Total non-current liabilities	38,495	12,544	(12,545)		38,494
TOTAL LIABILITIES	42,044	26,546	(18,500)		50,090
COMMITMENTS AND CONTINGENT LIABILITIES
Innovid preferred stocks	—	139,990	(139,990)	(i)	—
ION Class A ordinary shares subject to possible redemption	253,000	—	(57,148)	(f)	—
			(195,852)	(j)
ION preference shares	—	—	—		—
ION Class B ordinary shares	1	—	(1)	(e)	—
Innovid common stocks	—	14	(14)	(i)	—
Innovid treasury stocks	—	(1,629)	1,629	(i)	—
Innovid Corp. Class A common Stock	—	—	2	(b)	12

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONT.)
As of September 30, 2021
(in thousands, except stock and per stock amounts)

	Historical	Historical	Actual Redemptions
	ION	Innovid	Transaction Accounting Adjustments		Pro Forma Balance Sheet
			1	(f)
			1	(e)
			8	(i)
Additional paid-in capital	—	—	(27,625)	(c)	260,596
			199,998	(b)
			57,147	(f)
			(834)	(d)
			(41,292)	(g)
			(68,855)	(h)
			142,057	(i)
Accumulated deficit	(41,292)	(101,769)	41,292	(g)	(101,769)
Total stockholders’ equity/(deficit)	(41,291)	(103,384)	303,514		158,839
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY /(DEFICIT)	253,753	63,152	(107,976)		208,929

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2020
(in thousands, except stock and per stock amounts)

	Historical	Historical	Actual Redemptions
	ION	Innovid	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenues	—	68,801			68,801
Cost of revenues	—	12,365			12,365
Gross profit	—	56,436	—		56,436
Operating expenses:
Research and development	—	18,283			18,283
Sales and marketing	—	28,810			28,810
General and administrative	—	8,221	6,000	(ac)	14,221
Operating costs	5	—			5
Total operating expenses	5	55,314	6,000		61,319
Operating (loss) profit	(5)	1,122	(6,000)		(4,883)
Finance expenses, net	—	734			734
Income (loss) before taxes	(5)	388	(6,000)		(5,617)
Taxes on Income	—	1,200			1,200
Net loss	(5)	(812)	(6,000)		(6,817)

Net loss per stock attributable to common stockholders - basic and diluted	—	(0.07)			(0.06)	(ab)

Weighted average common stock used to compute net loss per stock attributable to common stockholders	5,500,000	11,986,185			118,972,233	(ab)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2021
(in thousands, except stock and per stock amounts)

	Historical	Historical	Actual Redemptions
	ION	Innovid	Transaction Accounting Adjustments		Pro Forma Statement of Operations
Revenues	—	64,324			64,324
Cost of revenues	—	12,418			12,418
Gross profit	—	51,906	—		51,906
Operating expenses:
Research and development	—	16,932			16,932
Sales and marketing	—	23,534			23,534
General and administrative	—	10,587			10,587
Operating costs	4,336	—	—		4,336
Total operating expenses	4,336	51,053	—		55,389
Operating (loss) profit	(4,336)	853	—		(3,483)
Finance expenses, net	—	3,878			3,878
Interest income on marketable securities held in Trust Account	(43)	—	43	(aa)	—
Underwriting discounts and transactions costs attributed to warrants liability	300	—			300
Change in fair value of the Warrant Liabilities	(425)	—			(425)
Loss before taxes	(4,168)	(3,025)	(43)		(7,236)
Taxes on Income	—	829			829
Net loss	(4,168)	(3,854)	(43)		(8,065)

Net loss per stock attributable to common stockholders - basic and diluted	(0.67)	(4.32)			(0.07)	(ab)

Weighted average common stock used to compute net loss per stock attributable to common stockholders	6,182,967	13,157,022			118,972,233	(ab)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2021
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:
Pro forma Transaction Accounting Adjustments:
(a)Reflects the reclassification of the Trust Account to cash and cash equivalents that becomes available at the time of the Transaction.
(b)Reflects the proceeds of $200.0 million from the issuance and sale of 20,000,000 stocks of Innovid Corp.’s Common Stock at a par value of $0.0001 in the PIPE Investment pursuant to the Subscription Agreements.
(c)Reflects the payment of transaction costs incurred by Innovid and ION for legal, financial advisory and other professional fees reflected as a decrease in additional paid-in capital.
(d)Reflects the settlement of ION and Innovid's obligations, including $3.2 million in accrued expenses and other current liabilities, $0.3 million in accrued offering costs and deferred offering cost of $2.4 million, and a reclassification of deferred transaction cost of $3.3 million from prepaid offering cost to additional paid in capital. In addition, reflects payment of deferred underwriting fees of $6.4 million. The initial estimate of deferred underwriting fees as of September 30, 2021 was $8.9 million, therefore the difference between the estimate and actual amounts of deferred underwriting fees of $2.5 million was reversed to additional paid in capital.
(e)Reflects the conversion of ION’s Class B ordinary shares into 6,325,000 Innovid Corp’ Class A Common Stock at a par value of $0.0001.
(f)Reflects the reclassification of ordinary shares subject to redemption of $57.2 million to common stock of $1 thousand with the difference to additional paid in capital.
(g)Reflects the elimination of ION’s historical accumulated deficit.
(h)Represents the cash consideration of $68.9 million paid to the Sellers as part of the Secondary Sale Transaction with adjustment to common stock for the par value of the shares assumed to be repurchased and additional paid in capital.
(i)To reflect the recapitalization of Innovid through the contribution of all outstanding common and preferred stock of Innovid to ION and the issuance of 93.8 million shares of Innovid Corp, subsequently reduced to 86.9 million shares as a result of the Secondary Sale (see note h). As a result of the recapitalization, the carrying value of Innovid’s preferred stocks of $140.0 million, common stock of $0.014 million, treasury stock of $1.6 million, and the warrants liability of $3.7 million were derecognized. Innovid Corp.'s stocks issued as part of the recapitalization were recorded to common stock in the amount of $0.008 million and additional paid in capital in amount of $142.1 million.
(j)Reflects ION’s public shareholders exercise of their redemption rights totaling 19,585,174 ION Class A Common Stock prior to the consummation of the Business Combination at a redemption price of approximately $10.00 per share, or $195.8 million in cash.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020 and for the Nine Months Ended September 30, 2021
The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:
(aa)To reflect an adjustment to eliminate the interest earned on marketable securities held in the Trust Account of ION.
(ab)The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Innovid Corp. shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2020. As the unaudited pro forma condensed combined statements of operation are in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding.
(ac)To reflect an accrual for estimated transaction bonuses of $6.0 million to be paid to certain executives upon the completion of the Transaction within selling, general and administrative expense. This one-time adjustment was made only to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.